UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant Filed by a Party other than the Registrant Check the appropriate box: Preliminary Proxy Statement Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to §240.14a-12 Taubman Centers, Inc. ____________________________________________________________________________________________________________________________________________________________ (Name of Registrant as Specified In Its Charter) ____________________________________________________________________________________________________________________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): No fee required. Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: _____________________________________________________________________________________________________________________________________________ (2) Aggregate number of securities to which transaction applies: _____________________________________________________________________________________________________________________________________________ (3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________________________________________________________________________________________________________________________________________ (4) Proposed maximum aggregate value of transaction: _____________________________________________________________________________________________________________________________________________ (5) Total fee paid: _____________________________________________________________________________________________________________________________________________ Fee paid previously with preliminary materials. Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: _____________________________________________________________________________________________________________________________________________ (2) Form, Schedule or Registration Statement No.: _____________________________________________________________________________________________________________________________________________ (3) Filing Party: _____________________________________________________________________________________________________________________________________________ (4) Date Filed: _____________________________________________________________________________________________________________________________________________

FRESH, KNOWLEDGEABLE AND FOCUSED ON THE RIGHT INITIATIVES TO DRIVE SHAREHOLDER VALUE
VOTE "FOR ALL" TAUBMAN CENTERS' NOMINEES ON THE WHITE PROXY CARD

SUPPORT THE BOARD THAT HAS A TRACK RECORD OF DELIVERING SHAREHOLDER VALUE AND TAKING ACTION TO ENHANCE CORPORATE GOVERNANCE

Taubman Centers continues its significant progress in delivering shareholder value by, among other things, refreshing its Board, with four new, independent directors added since April 2016, and a search already underway for a fifth new independent director before the 2019 Annual Meeting. We thought you might want to hear your new directors' fresh perspectives on the Company and the dynamics of the Taubman Centers Board:



MAYREE C. CLARK

Independent Director Since January 2018

Member of the Compensation Committee

"What attracted me to Taubman Centers is its outstanding track record of growth, value creation and ability to efficiently navigate a rapidly evolving retail environment from a strong competitive position. This strategy is driven by the critical oversight and operating expertise of all directors. These directors know how to ask the hard questions, and I look forward to my continued contributions."



MICHAEL J. EMBLER

Independent Director Since January 2018

Member of the Audit Committee

"It is immensely exciting to work with the impressive and dedicated Taubman Centers directors, all of whom bring the rigor and specific expertise needed to develop and oversee the right strategic initiatives to deliver superior, sustainable shareholder value. Nonetheless, Mr. Litt insists on waging a campaign built on baseless claims about our business and leadership. We believe replacing Billy Taubman with Mr. Litt would jeopardize the demonstrable progress underway and is not in the best interests of shareholders."



CIA BUCKLEY MARAKOVITS

Independent Director Since December 2016

Member of the Nominating and Corporate Governance Committee

"Taubman Centers' relatively small number of highly valuable assets means that directors must be highly knowledgeable about the strategic implications of each developmental step. That's why I'm proud to serve with the Company's other highly qualified directors, each of whom brings relevant and complementary skills. The composition of our Board reflects a careful evaluation of the experience and qualifications needed to continue delivering superior shareholder value. We are unanimous in our view that we would lose important expertise in the boardroom should Mr. Litt be elected and that Mr. Litt would not improve our Board in any capacity."



MYRON ("MIKE") E. ULLMAN

Lead Director

Chair of the Nominating and Corporate Governance Committee

Independent Director Since April 2016

"As an experienced director, COO, and retail expert, Billy has been a key contributor to our success. Billy's proven leadership has helped Taubman Centers drive value through multiple retail, real estate and economic cycles. His significant understanding of our business could not be replaced by a candidate who has no operational retail experience and a background of consistently misunderstanding Taubman Centers."

PROTECTING SHAREHOLDERS' BEST INTERESTS:
VOTE "AGAINST" LAND & BUILDINGS' DILUTIVE PROPOSAL ON THE WHITE PROXY CARD

Shareholders should be aware that Land & Buildings' recapitalization proposal, if implemented, would significantly decrease the value of your shares, as it would dilute existing common shareholders ownership by approximately 12%. We urge you to vote AGAINST this proposal, which is based on Mr. Litt's fundamental misunderstanding of our organization.

YOUR VOTE IS IMPORTANT If you have any questions or require any assistance in voting your shares, please call the Company’s proxy solicitor listed below: THE BOARD RECOMMENDS THAT INNISFREE M&A INCORPORATED SHAREHOLDERS VOTE “FOR ALL” Toll-free (from the U.S. or Canada): YOUR TAUBMAN CENTERS (888) 750-5834 NOMINEES — MAYREE C. CLARK, Toll-Free (from other locations): MICHAEL J. EMBLER, AND (412) 232-3651 WILLIAM S. TAUBMAN Please do not vote using any Please vote today by telephone, internet Blue proxy card provided by or by signing, dating and returning the Land & Buildings enclosed WHITE proxy card Even a protest “withhold” vote on the Blue proxy card will revoke any WHITE proxy card previously submitted FORWARD-LOOKING STATEMENTS For ease of use, references in this letter to “we,” “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform. This document may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management’s current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this document that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this document are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; challenges with department stores; changes in consumer shopping behavior; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; competitors gaining economies of scale through M&A and consolidation activity; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; costs associated with response to technology breaches; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining our status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on our operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review our filings with the U.S. Securities and Exchange Commission (the “SEC”), including “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent quarterly reports, for a discussion of such risks and uncertainties. This document may also include disclosures regarding, but not limited to, estimated future earnings assumptions and estimated project costs and stabilized returns for centers under development and redevelopment which are subject to adjustment as a result of certain factors that may not be under the direct control of the company. Refer to our filings with the SEC on Form 10-K and Form 10-Q for other risk factors. ADDITIONAL INFORMATION AND WHERE TO FIND IT The Company has filed a definitive proxy statement and associated WHITE proxy card with the SEC in connection with the solicitation of proxies for the 2018 Annual Meeting of Shareholders of the Company (the “Annual Meeting”). The Company, its directors, its executive officers and certain other individuals set forth in the definitive proxy statement are deemed participants in the solicitation of proxies from shareholders in respect of the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2017, which was filed with the SEC on February 27, 2018, and has been included in the definitive proxy statement filed with the SEC on April 30, 2018. Details containing the nominees of the Company’s Board of Directors for election at the Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement and a form of proxy have been mailed to shareholders of the Company. Investors and shareholders can obtain a copy of the documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www. sec.gov. The Company’s shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents, when available, from the Company’s website at www.taubman.com.